Exhibit 99.1

JFrog Announces Third Quarter Fiscal 2022 Results

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Total Revenues of $72.0m; up 34% Year-over-Year
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Cloud Revenues Up 60% Year-over-Year; driven by increased usage in Security and DevOps
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Launched Advanced Security; the world’s first DevOps-Centric solution protecting customers’ software supply chain from end-to-end
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JFrog Connect Completed its First Large Deal; bridging DevOps and IoT

SUNNYVALE, Calif., November 2, 2022 – JFrog Ltd. (“JFrog”) (Nasdaq: FROG), the Liquid Software company and creators of the JFrog DevOps Platform, today announced financial results for its third quarter ended September 30, 2022.

“Our third quarter results exceeded the high-end of guidance across all metrics, as cloud revenues grew 60%, driven with our cloud marketplace partners and higher levels of customer usage,” said Shlomi Ben Haim, JFrog Co-founder and CEO. “We are reimagining the way DevOps and Security play together. As part of our strategy, we launched JFrog’s Advanced Security, a ground shaking DevSecOps product that is now part of our platform and provides our users a binary-focused approach to software supply chain security.”

Third Quarter Financial Highlights

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Revenue for the third quarter of 2022 equaled $72.0 million, an increase of 34% year-over-year.
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GAAP Gross Profit was $56.1 million; GAAP Gross Margin was 77.9%.
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Non-GAAP Gross Profit was $60.6 million; Non-GAAP Gross Margin was 84.2%.
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GAAP Operating Loss was ($23.4) million; GAAP Operating Margin was negative (32.6%).
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Non-GAAP Operating Profit was $1.2 million; Non-GAAP Operating Margin was 1.7%.
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GAAP Net Loss Per Share was ($0.24); Non-GAAP Earnings Per Share was $0.02.
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Operating Cash Flow was $5.1 million, with Free Cash Flow of $3.8 million.
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Cash, Cash Equivalents and Investments were $434.0 million as of September 30, 2022.
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Remaining performance obligations were $189.8 million as of September 30, 2022.

Recent Business & Product Highlights

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Cloud revenue equaled $21.0 million during the third quarter of 2022, an increase of 60% over the year ago period. Cloud revenue represented 29% of total revenue, compared to 24% in the year ago period.
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Net Dollar Retention rate for the trailing four quarters was 130%.
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$100K ARR customers increased 49% year-over-year to 696 customers, compared with 466 in the year ago period.
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$1 million ARR customers increased 29% year-over-year to 18 customers, up from 14 customers as of September 30, 2021.
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Customers adopting the complete JFrog Platform represented 39% of total revenue versus 34% in the year ago period.
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Launched the general availability of JFrog Advanced Security, the world’s first binary-focused, DevSecOps solution, providing holistic security coverage from any source to any destination.
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Completed the first large JFrog Connect deal with an international defense electronics company to manage one of Western Europe’s technologically-advanced armed forces’ DevOps flow to enable over-the-air software updates.
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Partnered with one of the world’s top 3 largest automotive manufacturers closing a multi-million dollar deal leveraging the full JFrog Platform.

Fourth Quarter and Fiscal Year 2022 Outlook

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Fourth Quarter 2022 Outlook:
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Revenue between $76.5 million and $77.5 million
o
Non-GAAP operating income between $1.0 million and $2.0 million
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Non-GAAP net income per diluted share between $0.01 and $0.02, assuming approximately 106 million weighted average diluted shares outstanding
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Fiscal Year 2022 Outlook:
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Revenue between $280.0 million to $281.0 million
o
Non-GAAP operating income between $1.0 million and $2.0 million
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Non-GAAP net income per diluted share between $0.01 and $0.02, assuming approximately 106 million weighted average diluted shares outstanding

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

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Event: JFrog’s Third Quarter Fiscal 2022 Financial Results Conference Call
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Date: Wednesday, November 2nd, 2022
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Time: 2:00 p.m. PT (5:00 p.m. ET)

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations.

About JFrog

JFrog Ltd. (Nasdaq: FROG), is on a mission to power all the world’s software updates, driven by a “Liquid Software” vision to allow the seamless, secure, fearless flow of binaries from developers to the edge. The JFrog DevOps Platform enables software creators to power their entire software supply chain throughout the full binary lifecycle, so they can build, secure, distribute, and connect any source with any production environment. JFrog’s hybrid, universal, multi-cloud DevOps platform is available as both self-hosted and SaaS services across major cloud service providers. Millions of users and thousands of customers worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely embrace digital transformation. Once you leap forward, you won’t go back! Learn more at jfrog.com and follow us on Twitter: @JFrog.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the fourth quarter and for the full year of 2022, our leadership position in the markets in which we participate, our ability to drive growth, our expectations regarding the market and revenue potential for JFrog Artifactory, JFrog Xray, JFrog Distribution and JFrog Connect, including the efficacy and benefit of integrating of any of the foregoing with other products and platform, the growth potential of our cloud business, including hybrid and multi-cloud, our ability to provide effective tools and solutions to detect and remediate security vulnerabilities, the ability of our strategic sales team to grow the business across top-tier accounts, our ability to expand usage of our platform in the government and commercial sectors, our ability to successfully integrate acquisitions into our business operations, including the DevOps platform, and realize anticipated benefits and synergies from such acquisitions, our ability to contribute data to global security standards bodies, and our ability to innovate and meet market demands and the software supply chain needs of our customers. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses; risk of a security breach incident or product vulnerability; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from recent acquisitions into our offerings; our ability to provide continuity to our respective customers following our acquisitions, and our ability to realize innovations following the acquisition; general market, political, economic, and business conditions; and the duration and impact of the COVID-19 pandemic. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2021, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition-related costs; (4) legal settlement costs and (5) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related costs. Acquisition-related costs include expenses related to acquisitions of other companies. JFrog views acquisition-related costs as expenses that are not necessarily reflective of operational performance during a period.

Legal settlement costs. From time to time JFrog incurs charges related to litigation settlements. We exclude these charges and related professional service costs when associated with a significant settlement because they are not reflective of JFrog’s ongoing business and operating results.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. Diluted GAAP and non-GAAP weighted-average shares are the same, except in periods that there is a GAAP loss and a non-GAAP income. The non-GAAP weighted-average shares used to compute the non-GAAP net income per share - diluted are adjusted to reflect dilution equal to the dilutive impact had there been GAAP income.

Additionally, JFrog’s management believes that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Investor Contact:

Jeff Schreiner

jeffs@jfrog.com

JFROG LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Subscription—self-managed and SaaS	$67,750	$49,248	$190,498	$135,898
License—self-managed	4,241	4,455	12,996	11,549
Total subscription revenue	71,991	53,703	203,494	147,447
Cost of revenue:
Subscription—self-managed and SaaS(1)(2)(3)	15,678	11,262	44,345	28,379
License—self-managed(3)	220	199	660	580
Total cost of revenue—subscription	15,898	11,461	45,005	28,959
Gross profit	56,093	42,242	158,489	118,488
Operating expenses:
Research and development(1)(2)	31,698	23,142	87,744	53,666
Sales and marketing(1)(2)(3)	33,152	24,321	94,323	66,112
General and administrative(1)(2)(4)	14,682	15,695	41,410	44,469
Total operating expenses	79,532	63,158	223,477	164,247
Operating loss	(23,439)	(20,916)	(64,988)	(45,759)
Interest and other income, net	1,369	20	2,159	726
Loss before income taxes	(22,070)	(20,896)	(62,829)	(45,033)
Income tax expense (benefit)	1,482	(432)	4,200	(3,525)
Net loss	$(23,552)	$(20,464)	$(67,029)	$(41,508)
Net loss per share, basic and diluted	$(0.24)	$(0.21)	$(0.68)	$(0.44)
Weighted-average shares used in computing net loss per share, basic and diluted	99,618	95,707	98,825	94,029

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription—self-managed and SaaS	$1,903	$1,180	$4,822	$2,766
Research and development	6,806	4,547	17,268	9,056
Sales and marketing	6,548	4,307	16,095	10,552
General and administrative	3,960	6,823	10,183	20,337
Total share-based compensation expense	$19,217	$16,857	$48,368	$42,711

(2) Includes acquisition-related costs as follows:
Cost of revenue: subscription–self-managed and SaaS	$6	$3	$19	$3
Research and development	2,304	2,305	6,828	3,007
Sales and marketing	228	279	464	279
General and administrative	10	511	244	872
Total acquisition-related costs	$2,548	$3,098	$7,555	$4,161

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: subscription–self-managed and SaaS	$2,386	$1,773	$7,158	$1,773
Cost of revenue: license—self-managed	220	199	660	580
Sales and marketing	298	327	770	691
Total amortization expense of acquired intangible assets	$2,904	$2,299	$8,588	$3,044

(4) Includes legal settlement costs as follows:
General and administrative	$—	$—	$216	$—

JFROG LTD.

CONDENSED Consolidated Balance Sheets

(in thousands; unaudited)

	As of
	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$53,971	$68,284
Short-term investments	380,031	352,844
Accounts receivable, net	49,037	50,483
Deferred contract acquisition costs	7,390	5,271
Prepaid expenses and other current assets	18,620	22,140
Total current assets	509,049	499,022
Property and equipment, net	8,050	6,689
Deferred contract acquisition costs, noncurrent	12,471	9,120
Operating lease right-of-use assets	23,738	25,999
Intangible assets, net	40,524	47,980
Goodwill	247,955	247,776
Other assets, noncurrent	10,838	15,942
Total assets	$852,625	$852,528
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$13,122	$10,868
Accrued expenses and other current liabilities	28,966	27,954
Operating lease liabilities	6,928	7,293
Deferred revenue	143,199	129,149
Total current liabilities	192,215	175,264
Deferred revenue, noncurrent	16,535	17,957
Operating lease liabilities, noncurrent	15,999	20,014
Other liabilities, noncurrent	2,958	712
Total liabilities	227,707	213,947
Shareholders’ equity:
Share capital	281	272
Additional paid-in capital	834,900	776,690
Accumulated other comprehensive income (loss)	(4,242)	611
Accumulated deficit	(206,021)	(138,992)
Total shareholders’ equity	624,918	638,581
Total liabilities and shareholders’ equity	$852,625	$852,528

JFROG LTD.

CONDENSED Consolidated StatementS of Cash Flows

(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(23,552)	$(20,464)	$(67,029)	$(41,508)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,698	3,058	10,789	5,140
Share-based compensation expense	19,217	16,857	48,368	42,711
Non-cash operating lease expense	1,847	1,640	5,449	4,298
Net amortization of premium or discount on investments	626	1,596	3,014	4,482
Loss on foreign exchange	1,937	—	1,937	—
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	3,736	(7,150)	1,215	(6,172)
Prepaid expenses and other assets	969	(17,311)	5,105	(18,684)
Deferred contract acquisition costs	(1,864)	(1,565)	(5,470)	(3,845)
Accounts payable	(99)	(510)	2,128	(679)
Accrued expenses and other liabilities	(2,268)	957	3,189	5,663
Operating lease liabilities	(1,786)	(1,293)	(7,212)	(3,935)
Deferred revenue	2,667	6,442	12,628	22,770
Net cash provided by (used in) operating activities	5,128	(17,743)	14,111	10,241
Cash flows from investing activities:
Purchases of short-term investments	(124,436)	(19,460)	(305,715)	(170,674)
Maturities and sales of short-term investments	117,906	56,019	273,775	281,973
Purchases of property and equipment	(1,306)	(916)	(3,437)	(3,190)
Payments related to business combination, net of cash acquired	—	(195,752)	(179)	(195,752)
Purchase of intangible asset	(300)	—	(300)	(600)
Net cash used in investing activities	(8,136)	(160,109)	(35,856)	(88,243)
Cash flows from financing activities:
Proceeds from exercise of share options	1,802	1,154	4,675	4,760
Proceeds from employee share purchase plan	1,923	3,092	5,176	3,092
Payments to tax authorities from employee equity transactions, net	335	(239)	(160)	(8,946)
Net cash provided by (used in) financing activities	4,060	4,007	9,691	(1,094)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,293)	—	(2,293)	—
Net decrease in cash, cash equivalents, and restricted cash	(1,241)	(173,845)	(14,347)	(79,096)
Cash, cash equivalents, and restricted cash—beginning of period	55,434	259,488	68,540	164,739
Cash, cash equivalents, and restricted cash—end of period	$54,193	$85,643	$54,193	$85,643
Reconciliation of cash, cash equivalents, and restricted cash within the Condensed Consolidated Balance Sheets to the amounts shown in the Condensed Consolidated Statements of Cash Flows above:
Cash and cash equivalents	$53,971	$84,607	$53,971	$84,607
Restricted cash included in prepaid expenses and other current assets	12	787	12	787
Restricted cash included in other assets, noncurrent	210	249	210	249

Total cash, cash equivalents, and restricted cash	$54,193	$85,643	$54,193	$85,643

JFROG LTD.

reconciliation of GAAP to non-GAAP results

(in thousands except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$56,093	$42,242	$158,489	$118,488
Plus: Share-based compensation expense	1,903	1,180	4,822	2,766
Plus: Acquisition-related costs	6	3	19	3
Plus: Amortization of acquired intangibles	2,606	1,972	7,818	2,353
Non-GAAP gross profit	$60,608	$45,397	$171,148	$123,610
GAAP gross margin	77.9%	78.7%	77.9%	80.4%
Non-GAAP gross margin	84.2%	84.5%	84.1%	83.8%

Reconciliation of operating expenses
GAAP research and development	$31,698	$23,142	$87,744	$53,666
Less: Share-based compensation expense	(6,806)	(4,547)	(17,268)	(9,056)
Less: Acquisition-related costs	(2,304)	(2,305)	(6,828)	(3,007)
Non-GAAP research and development	$22,588	$16,290	$63,648	$41,603

GAAP sales and marketing	$33,152	$24,321	$94,323	$66,112
Less: Share-based compensation expense	(6,548)	(4,307)	(16,095)	(10,552)
Less: Acquisition-related costs	(228)	(279)	(464)	(279)
Less: Amortization of acquired intangibles	(298)	(327)	(770)	(691)
Non-GAAP sales and marketing	$26,078	$19,408	$76,994	$54,590

GAAP general and administrative	$14,682	$15,695	$41,410	$44,469
Less: Share-based compensation expense	(3,960)	(6,823)	(10,183)	(20,337)
Less: Acquisition-related costs	(10)	(511)	(244)	(872)
Less: Legal settlement costs	—	—	(216)	—
Non-GAAP general and administrative	$10,712	$8,361	$30,767	$23,260

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(23,439)	$(20,916)	$(64,988)	$(45,759)
Plus: Share-based compensation expense	19,217	16,857	48,368	42,711
Plus: Acquisition-related costs	2,548	3,098	7,555	4,161
Plus: Amortization of acquired intangibles	2,904	2,299	8,588	3,044
Plus: Legal settlement costs	—	—	216	—
Non-GAAP operating income (loss)	$1,230	$1,338	$(261)	$4,157
GAAP operating margin	(32.6)%	(38.9)%	(31.9)%	(31.0)%
Non-GAAP operating margin	1.7%	2.5%	(0.1)%	2.8%

Reconciliation of net income (loss)
GAAP net loss	$(23,552)	$(20,464)	$(67,029)	$(41,508)
Plus: Share-based compensation expense	19,217	16,857	48,368	42,711
Plus: Acquisition-related costs	2,548	3,098	7,555	4,161
Plus: Amortization of acquired intangibles	2,904	2,299	8,588	3,044
Plus: Legal settlement costs	—	—	216	—
Less: Income tax effects	639	(858)	2,020	(4,754)
Non-GAAP net income (loss)	$1,756	$932	$(282)	$3,654
Net income (loss) per share - basic	$0.02	$0.01	$(0.00)	$0.04
Net income (loss) per share - diluted	$0.02	$0.01	$(0.00)	$0.04
Shares used in non-GAAP net income (loss) per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic and diluted	99,618	95,707	98,825	94,029
Add: Dilutive ordinary share equivalents(1)	5,603	8,407	—	9,353
Non-GAAP weighted-average shares used to compute net income (loss) per share - diluted	105,221	104,114	98,825	103,382

(1) Potentially dilutive shares are excluded in calculating the non-GAAP diluted shares for the nine months ended September 30, 2022 as the inclusion of such shares would have been anti-dilutive due to net loss in these periods.

JFROG LTD.

reconciliation of gaap cash flow from operating activities to free cash flow AND SUPPLEMENTAL DISCLOSURE

(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Free cash flow reconciliation:
Net cash provided by (used in) operating activities	$5,128	$(17,743)	$14,111	$10,241
Less: purchases of property and equipment	(1,306)	(916)	(3,437)	(3,190)
Free cash flow	$3,822	$(18,659)	$10,674	$7,051
Supplemental disclosure:
Key employee holdback prepayments related to acquisitions(1)	$—	$(19,037)	$—	$(19,037)
Retention bonus related to acquisition(2)	$(2,073)	$—	$(2,073)	$—

(1) During the three months ended September 30, 2021, as part of our acquisitions of Vdoo Connected Trust Ltd. (“Vdoo”) and Upswift Ltd., we entered into holdback agreements with key employees of the acquired companies and made aggregate prepayments of $19.0 million, which will be released to the employees subject to their continued employment with us. The holdback amount is being expensed primarily in research and development over the required service period up to four years.

(2) During the three months ended September 30, 2022, we paid retention bonuses of $2.1 million to current employees from the Vdoo acquisition. Vdoo’s continuing employees are entitled to three annual installments of retention bonus as part of the acquisition arrangements. The retention bonus has been expensed primarily in research and development over the service period.